EXHIBIT 99(a)

Media:
Rodrigo Sierra
(312) 240-4567
Investor Relations:
Mary Ann Wall
(312) 240-7534

130 E. Randolph Dr.
Chicago, Illinois 60601

For Immediate Release
August 8, 2002

Peoples Energy CEO, CFO Affirm SEC Filings;

Company Delivers Certifications to SEC

CHICAGO - Peoples Energy (NYSE: PGL) announced today that it delivered to the Securities and Exchange Commission (SEC) certifications of its Chief Executive Officer Thomas M. Patrick and Chief Financial Officer Thomas A. Nardi related to the company's Form 10-K for the fiscal year ended September 30, 2001 and subsequent filings, as required by SEC order. Among the filings covered by the certifications was the company's fiscal third quarter Form 10-Q, which was also filed today. The Form 10-Q includes the certifications required by the Sarbanes-Oxley Act of 2002.

"We are pleased to be able to deliver these certifications affirming our SEC filings ahead of the August 14 deadline," said Patrick.

Peoples Energy, a member of the S&P 500, is a diversified energy company comprised of five primary business segments: Gas Distribution, Power Generation, Midstream Services, Retail Energy Services, and Oil and Gas Production. The Gas Distribution business serves about 1 million retail customers in Chicago and northeastern Illinois. Visit the Peoples Energy web site at PeoplesEnergy.com.

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